SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. __)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         WADE COOK FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               Name of the Registrant as Specified In Its Charter


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                         WADE COOK FINANCIAL CORPORATION
                               Seattle, Washington

                                                                    May 12, 2000


Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Wade Cook Financial Corporation to be held on June 8, 2000 at 7:00 p.m. at the Double Tree Hotel, 18740 Pacific Highway South, Seattle/Tacoma, Washington, 98188.

     In addition to the items set forth in the accompanying Notice of Annual Meeting of the Stockholders and Proxy Statement, we will report on current activities of the Company and will provide an opportunity to discuss matters of interest to you as a stockholder.

     We sincerely hope you will be able to attend our Annual Meeting. However, whether you plan to attend, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Wade Cook Financial Corporation.

                                  Very truly  yours,



                                  Wade B. Cook
                                  President and Chief Executive Officer

                         WADE COOK FINANCIAL CORPORATION

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 12, 2000

                  --------------------------------------------

To the Stockholders:

     The Annual Meeting of Stockholders of Wade Cook Financial Corporation will be held on Tuesday, June 8, 2000 at 7:00 p.m. at the Double Tree Hotel, 18740 Pacific Highway South, Seattle/Tacoma, Washington, 98188 for the following purposes:

     1.   To elect four Class 3 directors, each to a three year term.

     2.   To ratify the appointment of Gene Stevens as a Class 2 director,  with
          a  term  set  to  expire  in  2002  at  the  Annual   Meeting  of  the
          Stockholders.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 10, 2000 are entitled to notice of, and to vote at, the meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Laura M. Cook
                                       Corporate Secretary


May 12, 2000

--------------------------------------------------------------------------------
                                    IMPORTANT

Whether you plan to attend the meeting, please sign, date and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed within the United States. Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.
--------------------------------------------------------------------------------

                         WADE COOK FINANCIAL CORPORATION

                          14675 Interurban Avenue South
                         Seattle, Washington 98168-4664

                  --------------------------------------------
                                 PROXY STATEMENT
                  --------------------------------------------

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wade Cook Financial Corporation ("WCFC" or the "Company") to be voted at the 2000 Annual Meeting of the Stockholders of the Company to be held on Tuesday, June 8, 2000 at the Double Tree Hotel, 18740 Pacific Highway South, Seattle/Tacoma, Washington. Stockholders who execute proxies may revoke them at any time prior to their exercise, by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date or by voting in person at the meeting. These proxy materials, together with the Company's annual report to stockholders, are being mailed to stockholders on or about May 12, 2000.

PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors consists of eleven positions and is divided into three classes. Directors in each class are elected for a three year term. This year Robin Anderson, Joel Black, Robert Hondel, and Dan Wagner have been nominated for election as the Company's Class 3 directors with terms expiring at the Annual Meeting of the Stockholders in 2003. Unless the stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

     Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.

     The Candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

Nominees for election (Class 3 directorships)

Robin Anderson, 36, has been a Director since 1997 and is currently an Assistant to the President Over Sales, and assists the other Executive Officers with marketing efforts. Ms. Anderson serves at the pleasure of the Board of Directors in her capacity as an executive officer. Ms. Anderson's term as a director expires in 2000 at the Annual Meeting of the Stockholders. Ms. Anderson has been with the Company since 1993 and is the niece of Robert Hondel. Prior to becoming Assistant to the President, Ms. Anderson occupied many other positions with the Company including the Director of SMIL's Sales Department. In December of 1997, the Bankruptcy court dismissed an action filed by Ms. Anderson under Chapter 13 of the United States Bankruptcy Code with all outstanding claims satisfied in full.

Joel Black, 45, accepted appointment to the Company's Board of Directors in March 1999. Mr. Black's term as a director expires in 2000 at the Annual Meeting of the Stockholders. From 1995 to the present, Mr. Black has served as the Chief Executive Officer for Education Leadership Dynamics, Inc., a privately held corporation that provides speaker and consulting services, operates a wilderness exploration program, and runs a private high school. Since 1986, Mr. Black has also been employed as a teacher in the Enumclaw, Washington School District, and provided his services as an educational consultant nationwide. Mr. Black received dual bachelor degrees from Brigham Young University in 1979 and 1980, a Masters of Outdoor Management and Recreation from Brigham Young in 1981 and a Doctorate in Educational Engineering from Pacific Western University in 1999.

Robert T. Hondel, 57, has been a director of the Company since 1997, and is currently the Director of the Sales Department at SMIL. Mr. Hondel also served as President of both Quantum Marketing, Inc. and Wade Cook Financial Education Centers, Inc., wholly-owned subsidiaries of the Company until the first quarter of 1999. Mr.

Hondel's term as a director expires in 2000 at the Annual Meeting of the Stockholders. Prior to working for the Company, Mr. Hondel spent 18 years as the Director and President of the Knapp College of Business in Tacoma, Washington. Mr. Hondel is the uncle of Robin Anderson.

Daniel Wagner, 39, was appointed to the Company's Board of Directors in April 1999. Mr. Wagner's term as a director expires in 2000 at the Annual Meeting of the Stockholders. From 1995 through 1998, Mr. Wagner served as a seminar speaker for T.P. Management, Inc, a private corporation which provides speaking services for the Company. During July of 1999, the Company hired Mr. Wagner as an independent consultant to coordinate activities between the Company and its various speaker corporations. Additionally, the Company has hired Mr. Wagner to provide independent consulting services with respect to Wade Cook Financial Education Centers, Inc. ("WCFEC"), a wholly owned subsidiary of the Company.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2:  RATIFICATION OF GENE STEVENS

     The Board of Directors consists of eleven positions and is divided into three classes. Directors in each class are elected for a three year term. During the fourth quarter of 1999, two vacancies opened up among the Company's Class 2 directors. The Board appointed Gene Stevens to fill one of these vacancies during the first quarter of 2000. This year Gene Steven's appointment comes before the Company's stockholders for ratification. If ratified, Mr. Stevens will continue to serve as a Director for the Company until the Annual Meeting of the Stockholders in 2002. Unless the stockholder indicates otherwise, each signed proxy will be voted for the election of this nominee.

     Currently, one Class 2 directorship remains vacant awaiting the appointment of a nominee by the Board of Directors. Because the Board of Directors has been unable to locate a suitable candidate for appointment to the Class 2 directorship, there will fewer nominees named than there are Class 2 directorships fixed in the Company's governing instruments. Regardless of the remaining vacancy in the Class 2 directorship, your proxy(s) may only be voted for the number nominees named herein.

     Management expects that the appointee will be available for election, but if he is not available at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.

     The Candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

Nominee for Ratification (Class 2 directorship)

Gene Stevens, 56, accepted appointment to the Board of Directors on March 16, 2000. Mr. Stevens fills a vacancy in the Board of Directors left by the resignation of Greg Maxwell (Mr. Maxwell's term was set to expire in 2002). Mr. Stevens has been the proprietor of the Stevens Family Market since 1972. Prior to operating the Stevens Family Market, Mr. Stevens was an active member of the Washington State Air National Guard (from 1964-1970). Mr. Stevens graduated from Central Washington University in 1970 with a Bachelor of Arts in Business Administration.

      The Board of Directors recommends a vote FOR the ratification of the appointee as a director.

Continuing Directors - Class 1 (Term Expires 2001)

Laura M. Cook, 47, is the Corporate Secretary of the Company, a consultant to executive management, and has been a member of the Board of Directors of the Company since 1995. Mrs. Cook serves as an officer of the Company at the pleasure of the Board of Directors, and her term as a director expires in 2001 at the Annual Meeting of the Stockholders. Additionally, Mrs. Cook serves as the Corporate Secretary for the majority of the Company's wholly-owned subsidiaries and is the operational manager for various affiliates of the Company. Mrs. Cook is the spouse of Wade B. Cook, the Company's CEO, President, and Chairman of the Company's Board of Directors. Mrs. Cook's expertise over the past 15 years has been concentrated in managing accounting systems.

Wade B. Cook, 50, is the Chairman of the Board, CEO, and President of the Company and has occupied at least one of those positions since June 1995. Mr. Cook serves as an officer of the Company at the pleasure of the Board of Directors, and his term as a director expires in 2001 at the Annual Meeting of the Stockholders. Since 1989, Mr. Cook also has served as Treasurer and President of the Stock Market Institute of Learning, Inc., a wholly-owned subsidiary of the Company. Since the end of 1998, Mr. Cook has also served as the President and Treasurer of the majority of the Company's wholly-owned subsidiaries. Mr. Cook has authored numerous books, tapes, and videos relating to finance, real estate, the stock market and asset protection. Furthermore, Mr. Cook actively participates in the activities of the Company, often providing his services as a speaker or trainer, or guiding the development of educational products on investing and personal wealth management. Mr. Cook is the spouse of Laura M. Cook, the Corporate Secretary and a Director of the Company.

Janice Leysath, 44, accepted appointment to the Company's Board of Directors in March 1999. Mrs. Leysath's term as a director expires in 2001 at the Annual Meeting of the Stockholders. Mrs. Leysath has previously served on numerous civic and charitable boards and committees in Las Vegas, Nevada, including the American Heart Association Board, the Elementary Education Committee and the Heritage Museum Committee. From 1993 to 1995, Mrs. Leysath served as the Public Relations/Marketing Director for the Heart Institute of Nevada and as the Business Manager for Desert Cardiology. Currently, Mrs. Leysath is an active home trader in the securities market.

Continuing Directors - Class 2 (Term Expires 2002)

Nick Dettman, 56, has been a director of the Company since 1997. Mr. Dettman's term as a director will expire at the Company's 2002 Annual Meeting of Stockholders. He has been a pilot for Delta Airlines over 33 years and is also the owner and operator of Kalawai Plantation, a tropical flower farm in Hawaii.

Angela Pirtle, 38, was elected to the Company's Board of Directors in June of 1999. Ms. Pirtle's term will expire in the year 2002 at the Annual Meeting of the Stockholders. Since 1985, Ms. Pirtle has worked as a licensed real estate broker in San Diego, California. In addition, Ms. Pirtle volunteers substantial time to her community, including acting as a youth ministry teacher, Girl Scout leader, and Chairperson for several theatrical groups. Ms. Pirtle also has worked for American Airlines since 1992.

Board Meetings and Committees

Board Meetings

During 1999, the Board of Directors held 9 meetings.

Committees

The Executive Committee was established with the authority to approve acquisitions, financing, and disposition of investments for the Company and execute certain contracts and agreements, including those related to borrowing money by the Company. Laura Cook (Chair), Wade Cook, Angela Pirtle, Robert Hondel, and Robin Anderson (Vice-Chair, and Secretary) served on the Executive Committee during 1999. The Executive Committee did not meet in 1999.

The Audit Committee consisted of directors who were not employees of the Company and other persons selected by the Board who were, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members. The Audit Committee was established with the authority to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of audit engagements, approve professional services provided by such accountants, review the independence of the public accountants retained, and review the adequacy of the Company's internal accounting controls. Nick Dettman (Chair), John Lang, Angela Pirtle, and Janice Leysath (Vice-Chair and Secretary) served on the Audit Committee during 1999. The Audit Committee met once in 1999.

The Compensations Committee consisted of directors who were not employees of the Company. The Compensation Committee was established to review the Company's general compensation policy, establish the salaries of, and review the benefit programs for, the Chairman, the President, and other Executive Officers, and for those persons reporting directly to such persons, as well as to approve certain other significant positions. Greg Maxwell (Chair), Janice Leysath, Joel Black (Vice-Chair and Secretary) served on the Compensation Committee during 1999. The Audit met once in 1999.

On November 14, 1999, the Board of Directors met and amended the Company's Bylaws abolishing the Executive and Compensation committees as stand alone committees. Under the amended Bylaws, the Board of Directors established one standing committee called the Audit/Executive Committee.

The Audit/Executive Committee consists of directors who are not employees of the Company and other persons selected by the Board who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee Members. The Audit/Executive Committee possesses the same authority and responsibilities as the Audit, Executive and Compensation Committees had retained under the prior Bylaws. The members of the Audit/Executive Committee are as follows: Janice Leysath (Chairperson), Nick Dettman, Angela Pirtle, Gene Stevens, and Joel Black. The Audit/Executive Committee held its first meeting on March 15, 2000.

Compensation of Directors

The members of the Board of Directors are compensated for their services as follows:

  Annual retainer as a director.....................................................           $  10,000
  Annual retainer for membership on a standing committee............................           $   1,000
  Annual retainer as Chair of a standing committee..................................           $     500
  Reimbursement for all reasonable expenses incurred in
    attending Board or committee meetings...........................................           $     100 per
                                                                                                 diem, plus
                                                                                                 variable
                                                                                                 expenses.

In addition, each director is eligible to participate in the Company's 1997 Incentive Stock Plan. See "--1997 Stock Incentive Plan."

Executive Officers

     In addition to the directors who also serve as executive officers, the following persons currently serve as executive officers.

Cynthia Britten, 35, the Company's Chief Financial Officer, who serves at the pleasure of the Board, joined WCFC in July of 1997 as the Assistant Controller. In December of 1997, Mrs. Britten was promoted to Controller of the Company's subsidiaries, and then later in January of 1999 became the Accounting and Finance Manager. Prior to working for WCFC, Mrs. Britten served as the on-site Controller for Trucktown, Inc., and was a Certified Public Accountant for Martin/Grambush P.C. In 1988, Mrs. Britten graduated from Washington State University with a Bachelor of Arts Degree in Business Administration. Mrs. Britten was certified as a public accountant in April of 1993.

Deborah Losse, 46, joined the Company in June of 1998 and has been an Assistant to the President Over Seminars and Product Development since August of 1999. Mrs. Losse also assists the other Executive Officers in the Company's marketing efforts. Mrs. Losse serves at the pleasure of the Board of Directors. Mrs. Losse was the Director of the Fortify Your Income seminars and the Director of Distribution from June of 1998 to October of 1998, and then Director of Product Development from October of 1998 to June of 1999. Additionally, from November 1997 to June of 1998, Mrs. Losse worked for a company that provided speaking services for SMIL. Prior to working for the Company, Mrs. Losse took approximately one year off from working, preceded by five years of employment at the Boeing Company.

Carl Sanders, 56, joined the Company in November 1997 and has been the Executive Assistant to the President since August of 1999. Before becoming Executive Assistant, Mr. Sanders was a Vice President of Business Development (February 1998 to August of 1999), and prior to that the Director of Corporate Security (November 1997 to February 1998). Mr. Sanders serves in his current position at the pleasure of the Board of Directors. For the past 26 years, Mr. Sanders has worked in the field of personal and corporate security, most notably as the Manager of Corporate Security at Alaska Airlines, Inc. in Seattle, Washington and as a U.S. Secret Service Agent in Los Angeles, California. Mr. Sanders attended California State University at Long Beach where he received a Bachelor of Arts degree in Sociology.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information, as of April 30, 2000, regarding the beneficial ownership of the Company's common stock by any person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock, by directors, and by all directors and executive officers of the Company as a group.

                                                                   Amount and Nature of
                                                                  Beneficial Ownership of         Percent of
                 Name and Address (1)                                 Common Stock(2)               Class
-------------------------------------------------------         ----------------------------     -------------
Robin Anderson (7)..................................                         20,190                   *
Joel Black (5)......................................                             75                   *
Laura M. Cook (3)...................................                     41,351,185                  64.5%
Wade B. Cook (3)....................................                     41,351,185                  64.5%
Nick Dettman (4)....................................                        180,000                   *
Robert Hondel (8)...................................                        201,310
Janice Leysath (9)..................................                          1,000                   *
Angela Pirtle (10)..................................                                                  *
Gene Stevens........................................                          5,000
Daniel Wagner (6)...................................                          3,885                   *
All  current  directors  and  executive  officers as a                   41,779,340(11)              65.2%
     group (13 persons)
-------------------------
* Represents less than 1%.

(1) Unless otherwise indicated, the address for each beneficial owner is c/o Wade Cook Financial Corporation, 14675 Interurban Avenue South, Seattle, Washington 98168-4664.
(2)  Based on an  aggregate of  64,058,948  shares  outstanding  as of April 30,
     2000.
(3) Includes (a) 8,517,745 shares of Common Stock owned of record by Mr. Cook directly; (b) 266,100 shares of Common Stock held in the name of Mr. Cook's individual retirement account; (c) 800,000 shares held by the Wade Cook Family Trust; (d) 1,775,200 shares held by corporations controlled by Mr. Cook; (e) 295,000 shares held by a trust for Wade and Laura Cook's minor children and (f) 29,697,140 shares owned by Wade B. Cook and Laura M. Cook Family Trust.
(4)  Represents 180,000 shares held by a company controlled by Mr. Dettman.
(5) Represents 75 shares held by a company controlled by Mr. Black. Mr. Black also has the vested but unexercised option to purchase 22,500 shares of the Company's common stock at $0.50 per share.
(6) Represents 3,885 shares held by company controlled by Mr. Wagner. Mr. Wagner also has the vested but unexercised option to purchase 22,500 shares of the Company's common stock at $0.50 per share.
(7) Ms. Anderson has the vested but unexercised option to purchase 42,500 shares of the Company's common stock at $0.50 per share.
(8) Mr. Hondel has the vested but unexercised option to purchase 42,500 shares of the Company's common stock at $0.50 per share.
(9) Ms. Leysath has the vested but unexercised option to purchase 20,000 shares of the Company's common stock at $0.50 per share.

(10) Ms. Pirtle has the vested but unexercised option to purchase 20,000 shares of the Company's common stock at $0.50 per share.

(11) Includes 7,995 shares of the Company's common stock held by executive officers. Additionally, the Company's executive officers collectively have vested options to purchase 76,500 shares of the Company's common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Not applicable.

Executive Compensation Summary of Cash and Certain Other Compensation

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation paid to the Company's Chief Executive Officer and the two most highly paid other executive officers serving at fiscal year end whose total compensation exceeded $100,000. We refer to all these officers as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                  Annual Compensation                            Long Term Compensation
------------------- -------- ------------- ---------------- ----------- -------- ----------- ------- -----------------
                                                            Other
                                                            Annual      Restr    Option/     LTIP    Other Annual
Name and                      Salary                        Compen-     icted     SARs                Compensation
Principal Position    Year      ($)             Bonus       sation      Stock                                 ($)
------------------- -------- ------------- ---------------- ----------- -------- ----------- ------- -----------------

Wade B. Cook        1999       299,376       3,937,214(1)      -          -         -         -
Chairman,           1998       245,000       7,489,000(1)      -          -         -         -          75(4)
President and       1997       238,000      10,004,500(1)      -          -         -         -          75
Chief Executive                                                                                          75
Officer
------------------- -------- ------------- ---------------- ----------- -------- ----------- ------- -----------------
Robin Anderson      1999        60,000          81,355(2)      -          -      42,500       -
Assistant to the    1998        59,000          81,500         -          -         -         -          75(4)
President Over      1997        91,000                         -          -         -         -          75
Sales and                                                                                                75
Marketing and
Director
------------------- -------- ------------- ---------------- ----------- -------- ----------- ------- -----------------
Robert Hondel       1999        99,152          10,000(3)      -          -      42,500       -
Director of Sales   1998       110,000          11,000         -          -         -          -         75(4)
for the Stock       1997       112,000          81,000         -          -         -          -         75
Market Institute                                                                                         75
of Learning, Inc.
and Director
------------------- -------- ------------- ---------------- ----------- -------- ----------- ------- -----------------

(1) Represents royalties accrued by Mr. Cook for the licensing of certain intellectual property rights to the Company. See "Certain Relationships and Related Transactions."
(2) Represents amounts paid to Ms. Anderson for commissions, director fees, vacation pay, holiday pay and other employee benefits.
(3)  Represents amounts paid to Robert Hondel as director fees.
(4) Represents the dollar value of annual insurance premiums paid by the Company for term life insurance.

1997 Stock Incentive Plan

The Company's 1997 Stock Incentive Plan (the "Plan") provides for the granting of stock bonuses, stock options, stock appreciation rights, phantom stock and other stock-based awards. The Plan is administered by the Board of

Directors which has the right to grant awards to eligible participants and to determine the terms and conditions of such grants, including, but not limited to, the vesting schedule and exercise price of the awards. All directors, officers, consultants and other employees are eligible to receive awards under the Plan. The Company filed the Plan on the Form S-8 to register the shares with the Securities and Exchange Commission in August of 1999.

Option Grants In the Last Fiscal Year

The succeeding table lists options granted the Executive Officers and Directors as a incentive bonus. The grants were issued under the Company's 1997 Stock Incentive Plan filed with the Securities and Exchange Commission on the Form S-8 and are as follows:

                    Number of         Percent of
                    Securities        Total Options                                         Alternative to
Name                Underlying        Granted to        Exercise of       Expiration        (f) and (g)
                    Option Granted    Employees and     Base Price                          Grant date
                    (#)               Independent                                           value ($)(13)
                                      Contractors in
                                      Fiscal Year(12)
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Robin Anderson      2,5001            0.3%              $0.50             December 15,            187
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Robin Anderson      40,0002           5%                $0.50             December 15,          4,128
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Joel Black          2,5003            0.3%              $0.50             December 15,            187
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Joel Black          20,0004           2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Cynthia Britten     2,5001            0.3%              $0.50             December 15,            187
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Cynthia Britten     40,0005           5%                $0.50             December 15,          4,128
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Robert Hondel       2,5001            0.3%              $0.50             December 15,            187
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Robert Hondel       40,0006           5%                $0.50             December 15,          4,128
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Janice Leysath      20,0007           2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Deborah Losse       2,5001            0.3%              $0.50             December 15,          2,064
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Deborah Losse       20,00011          2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Angela Pirtle       20,0008           2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Carl Sanders        2,5001            0.3%              $0.50             December 15,            187
                                                                          2001
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Carl Sanders        20,0001           2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Daniel Wagner       2,5009            0.3%              $0.50             December 15,            187
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Daniel Wagner       20,00010          2.5%              $0.50             December 15,          2,064
                                                                          2002
------------------- ----------------- ----------------- ----------------- ----------------- -----------------

1. Represents options issued to the named party in his/her capacity as a Company employee.
2. Represents an option to purchase 20,000 shares in Ms. Anderson's capacity as Director of the Company, and an option to purchase 20,000 shares in Ms. Anderson's capacity as a member of the Company's Management.
3. Represent options issued to the named party in his/her capacity as an independent contractor.
4. Represents an option to purchase 20,000 shares in Mr. Black's capacity as Director of the Company.
5. Represents an option to purchase 20,000 shares in Mrs. Britten's capacity as Chief Financial Officer of the Company, and an option to purchase 20,000 shares in Ms. Britten's capacity as a member of the Company's Management.
6. Represents an option to purchase 20,000 shares in Mr. Hondel's capacity as Director of the Company, and an option to purchase 20,000 shares in Mr. Hondel's capacity as a member of the Company's Management.
7. Represents an option to purchase 20,000 shares in Mrs. Leysath's capacity as Director of the Company.
8. Represents an option to purchase 20,000 shares in Mrs. Pirtle's capacity as Director of the Company.
9. Represent options issued to the named party in his/her capacity as an independent contractor.
10. Represents an option to purchase 20,000 shares in Mr. Wagner's capacity as Director of the Company.
11. Represents an option to purchase 20,000 shares in Mrs. Losse's capacity as a member of the Company's Management.
12. This column has been amended from the Company's Annual Report on the Form 10-K to avoid potential confusion associated with the presentation of this information.
13. The Values assigned to each reported option on this table are computed using the Black-Scholes option pricing model. The calculations for options assume a risk-free rate of return of 6.1%, which represents the yield of United States Treasury Notes on the option grant date. The calculation for the above grant date also assumes a 98% volatility; however, there can be no assurance as to the actual volatility of the Company's common stock in the future. The calculations also assume no dividend pay-out, a straight-line, and an average expected life of 2.71 years. In assessing these option values, it should be kept in mind that no matter what theoretical value is placed on the stock option on the date of grant, its ultimate value will depend on the market value of the Company's common stock at a future date. The fair-market value of the common stock assumed in these calculations is $0.2188.


Aggregated  Option  Exercises  In Last  Fiscal Year And Fiscal  Year-End  Option
Values

No option contracts were signed during the year ended December 31, 1999, and as a result none of the parties had a vested interest in the options until the year 2000.

Board Compensation Committee Report on Executive Compensation.

The Board of Directors in conjunction with the Compensation Committee was responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. In November 1999, these responsibilities were assumed by a new Executive Audit Committee. During 1999, the Company maintained its existing policies on compensation with regard to employees, directors, and executive officers. Generally, the compensation of employees, directors, and executive officers and the terms of employment have been set solely by Mr. Cook.

Mr. Cook, the Company's CEO, currently has an employment agreement with the Company which began in 1997 and set to expire in June of the year 2000. Consequently, neither the Company's Compensation Committee nor has the Board of Directors met to review Mr. Cook's annual compensation.

Report of the Board of Directors on Executive Compensation

Employment Agreements

The compensation and benefits for 1999 for the majority of Named Executive Officers were determined by oral employment agreements (except as otherwise noted below). No executive officer, other than Wade B. Cook, named in the Executive Compensation section of this Proxy Statement had written employment contracts. The terms of employment agreements for all executive officers, whether oral or written, were negotiated by Mr. Cook.

Mr. Cook's employment agreement for 1997 through 2000 was negotiated by the Company's General Counsel. The terms of the agreement were determined by considering the compensation of similarly-situated Chief Executive Officers in the Pacific Northwest region of the United States. In 1999, the Compensation Committee reviewed Mr. Cook's employment agreement and found it to be reasonable. In 1999, the Compensation Committee also reviewed Mr. Cook's royalty agreement, but did not have enough information to determine its reasonableness.

Compensation Of Chief Executive Officer

Pursuant to an Employment Agreement effective as of July 1, 1997, Mr. Cook serves as the Company's Chief Executive Officer and President. The agreement provides for a three-year term in which Mr. Cook will receive an annual base salary of $240,000 for the year ended June 30, 1998, $265,000 for the year ended June 30, 1999 and $299,000 in for the year ended June 30, 2000. Under the terms of the agreement, Mr. Cook may receive additional bonuses for work as approved by the Board of Directors. To date, no such bonuses have been requested or approved. In addition, Mr. Cook is entitled to reimbursement for reasonable travel and business entertainment expenses authorized by the Company, as well as certain fringe benefits.

In addition to a base salary, Mr. Cook currently receives from the Company a ten percent (10%) royalty on net revenues derived from books authored by Mr. Cook and sold by the Company. Mr. Cook also is entitled to a royalty of the lesser of 5% or $5,000,000 on the Company's gross sales of all other products licensed by him.

Members of the Board of Directors:       Robin Anderson        Robert T. Hondel
                                         Joel Black            Janice Leysath
                                         Wade B. Cook          Angela Pirtle
                                         Laura M. Cook         Gene Stevens
                                         Nick Dettman          Dan Wagner


Compensation Committee Interlocks and Insider Participation

None.

Certain Relationships And Related Transactions

On March 2, 1999, Mr. Cook and the Company entered into a Publishing Agreement, effective February 1, 1996, which gives the Company certain rights to promote and sell materials authored by Mr. Cook. Under the terms of the Publishing Agreement, Mr. Cook is entitled to receive a ten percent (10%) royalty on the net revenues attributable to the sale of published materials. In 1999, $93,027.32 was paid under the contract.

The Company has an Open-ended Product Agreement with Mr. Cook, most recently amended on March 15, 2000, that gives the Company a non-exclusive license to use Mr. Cook's products, intellectual property, name, image, identity, trademarks and trade symbols. Under the terms of the Open-ended Product Agreement, Mr. Cook is entitled to receive the lesser of $5,000,000 or 5% of gross sales. In 1999, Mr. Cook had accrued approximately $3 million in royalties under the Agreement.

On December 15, 1999, the Company entered into an Assignment Agreement with Never Ending Wealth, L.P., a corporation controlled by Mr. Cook, in which Mr. Cook was assigned all right, title, and interest in Certain Promissory Notes held by several of the Company's wholly owned subsidiaries. The Promissory Notes have an aggregate value determined to be $786,337.67. The Promissory Notes were assigned in satisfaction of $786,337.67 in royalties owed to Mr. Cook by the Company. The obligator on the Promissory Notes is Newstart Auto Centres, Inc., an automotive leasing Company in which Mr. Cook presently owns a 50% interest.

During 1999, the Company paid an aggregate of $62,415.40 to companies controlled by Scott Scheuerman, Mr. Cook's brother-in-law, primarily as vendors of business, office support and registered agent services provided to the Company's customers. Of the monies paid to companies controlled by Mr. Scheuerman, $33,000 represents the transfer of a Company owned automobile.

During 1999, the Company paid salaries and other compensation to its executive officers as set forth under "Executive Compensation."

Performance Graph

                 COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG WADE COOK FINANCIAL CORP.,
              THE NASDAQ FINANCIAL INDEX AND THE RUSSELL 2000 INDEX

                               [PERFORMANCE GRAPH]

                                                                   Cumulative Total Return
                                                                   -----------------------
                                             6/97             12/97             12/98            12/99
WADE COOK FINANCIAL CORP                     100.00           685.31            71.67             30.27
RUSSELL 2000                                 100.00           114.79            107.38           105.78
NASDAQ FINANCIAL                             100.00           125.94            122.25           120.89

* $100 invested on 6/30/97 in stock or index - including reinvestment of dividends - fiscal year ending December 31

The preceding graph compares the Company's cumulative total stockholder return on its common stock for a period beginning on June 30, 1997 and ending on December 31, 1999, with the cumulative total return of the Russell 2000 Index and the Nasdaq Financial Index. The graph assumes that $100 was invested on June 30, 1997 in the Company's common stock and in the stated indices. The comparison assumes that all dividends are reinvested.

                              SHAREHOLDER PROPOSALS

Under Rule 14a-8(3) of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary at Wade Cook Financial Corporation, 14675 Interurban Avenue South, Seattle, Washington 98168-4464, and must be received by February 1, 2001. Any stockholder proposal for next year's annual meeting submitted after February 1, 2001 will not be considered as filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, the Company retains discretion to vote the proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

                              INDEPENDENT AUDITORS

Miller & Company LLP,  Certified  Public  Accountants,  served as the  Company's independent auditors for the fiscal year ended December 31, 1999. The appointment of independent public accountants is made annually by the Board of Directors. The Board has chosen to reappoint Miller & Company LLP as its independent public auditors for the fiscal year 2000. Miller & Company LLP is not expected to be present at the year 2000 Annual Stockholders' Meeting, and consequently will not be available to make statements or answer questions.

                             SOLICITATION OF PROXIES

The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and other employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.


                                  OTHER MATTERS

The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the stockholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

May 12, 2000


A copy of the Company's Annual Report on Form 10-K for fiscal year 1999, containing information on operations, filed with the Securities and Exchange Commission is available at the Company's web-site www.wadecook.com or upon oral or written request. For all written and oral requests the contact information is as follows: Investor Relations, Wade Cook Financial Corporation, 14675 Interurban Avenue South, Seattle, Washington 98168-4664, (206) 901-3136.

PROXY

                  For the Annual Meeting of the Stockholders of
                         WADE COOK FINANCIAL CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Wade B. Cook and Troy Romero, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 8, 2000 and at any adjournment thereof.

                (Continued and to be signed on the reverse side)

WADE COOK
FINANCIAL CORPORATION

P.O. BOX 9079
FARMINGDALE, NY  11735                  IMPORTANT - PLEASE SIGN AND RETURN THIS
                                        PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:                    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY


              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED


WADE COOK FINANCIAL CORPORATION


I plan to attend the meeting.           [   ]


Vote On Directors                              FOR       WITHH0LD        FOR ALL        Except vote withheld from
                                               ALL         ALL           EXCEPT         following nominee(s) listed
                                                                                        in space below
1.  Election of Directors:
     01) Robin Anderson, 02) Joel Black        [   ]      [   ]          [   ]         ---------------------------------
     03) Robert Hondel, and 04) Dan Wagner


Vote On Proposals
                                                FOR       AGAINST       ABSTAIN
2.  Ratification of Director Gene Stevens      [   ]       [   ]         [   ]



This proxy, when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


---------------------------------

---------------------------------  ----         ------------------------- ----
Signature [PLEASE SIGN WITHIN BOX] Date         Signature (Joint Owners)  Date